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                                                                    EXHIBIT 10.6


                        INTERNAP NETWORK SERVICES CORP.

                             STOCK OPTION AGREEMENT

        Unless the context clearly indicates otherwise, capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 21 of this Agreement.

        WHEREAS, the Board of Directors of the Company has adopted the Plan for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board and consultants and other independent contractors who contribute to the financial success of the Company; and

        WHEREAS, Optionee is an individual who is to render valuable services to the Company, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee;

        NOW, THEREFORE, it is agreed as follows:

        1. GRANT OF OPTION. Subject to and upon the terms and conditions set forth in this Agreement and the Plan, the Company hereby grants to Optionee, as of the Grant Date, a stock option to purchase up to that number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term and at the Option Price per share specified in the Grant Notice.

        2. OPTION TERM. This Option shall expire at the close of business on the Expiration Date specified in the Grant Notice, unless sooner terminated in accordance with Section 5, 6 or 18 hereof; provided, in no event shall this option have a maximum term in excess of ten (10) years measured from the Grant Date.

        3. NONTRANSFERABILITY. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following the Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

        4. DATES OF EXERCISE. This option may not be exercised in whole or in part at any time prior to the time the Plan is approved by the Company's shareholders in accordance with Section 18 hereof. Provided such shareholder approval is obtained, this option shall thereupon become exercisable for the Option Shares as specified in the Grant Notice. If the option becomes exercisable in installments, such installments shall accumulate and the option shall remain exercisable for such installments until the Expiration Date or the sooner termination of the option term under Section 5 or 6 of this Agreement.

        5. ACCELERATED TERMINATION OF OPTION TERM. The option term specified in Section 2 above shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should any of the following provisions become applicable:

                (a) Except as otherwise provided in subsection (b) or (c) below, should Optionee cease to remain in Service while this option is outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of


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such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (b) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to be exercisable, upon the earlier of (i) the expiration of the twelve (12) month period measured from the date of Optionee's death or (ii) the Expiration Date. Upon the expiration of such twelve (12) month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (c) Should Optionee become Permanently Disabled and cease by reason thereof to remain in Service while this option is outstanding, then the Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (d) During the limited period of exercisability applicable under subsections (a), (b) or (c) above, this option may be exercised for any or all of the Option Shares in which the Optionee, at the time of cessation of Service, is vested in accordance with the exercise/vesting provisions specified in the Grant Notice or the special acceleration provisions of Section 6 of this Agreement.

               (e) Notwithstanding any provision of this Section 5 or any other provision of this Agreement or the Plan to the contrary, any options granted under the Plan shall terminate as of the date Optionee ceases to be in the Service of the Company if Optionee was terminated for "cause" or could have been terminated for "cause." If Optionee has an employment or consulting agreement with the Company, the term "cause" shall have the meaning given that term in the employment or consulting agreement. If Optionee does not have such an agreement with the Company, or if such agreement does not define the term "cause," the term "cause" shall mean: (1) misconduct or dishonesty that materially adversely affects the Company, including without limitation (i) an act materially in conflict with the financial interests of the Company, (ii) an act that could damage the reputation or customer relations of the Company, (iii) an act that could subject the Company to liability, (iv) an act constituting sexual harassment or other violation of the civil rights of coworkers, (v) failure to obey any lawful instruction of the Board or any officer of the Company, and (vi) failure to comply with, or perform any duty required under the terms of any confidentiality, inventions or non-competition agreement Optionee may have with the Company, or (2) acts constituting the unauthorized disclosure of any of the trade secrets or confidential information of the Company, unfair competition with the Company or the inducement of any customer of the Company to breach any contract with the Company. The right to exercise any option shall be suspended automatically during the pendency of any investigation by the Board or its designee, and/or any negotiations by the Board or its designee and Optionee, regarding any actual or alleged act or omission by Optionee of the type described in this subsection.


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        6.      CORPORATE TRANSACTION.

                (a) In connection with any Corporate Transaction, the Plan Administrator, in its sole discretion, may (i) accelerate this option so that this option, immediately prior to the specified effective date for such Corporate Transaction, shall become fully exercisable with respect to all of the Option Shares and may be exercised for all or any portion of such shares, (ii) arrange for this option either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (iii) arrange for this option to be replaced by a comparable cash incentive program of the successor corporation based on the option spread (the amount by which the Fair Market Value of the shares of Common Stock subject at the time to the option exceeds the Option Price payable for such shares) or (iv) take none of the actions described in clauses (i), (ii) or (iii) above and allow this option to terminate as provided in Section 6(b) below. The determination of comparability under clauses (ii) and (iii) above shall be made by the Plan Administrator, and its determination shall be final and conclusive.

                (b) This option shall terminate upon the consummation of any Corporate Transaction, unless the Plan Administrator takes one of the actions set forth in Section 6(a) above.

                (c) The exercisability of this option as an incentive stock option under the Federal tax laws (if designated as such in the Grant Notice), in connection with any such Corporate Transaction, shall be subject to the applicable dollar limitation of Section 19 below.

                (d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        7.      ADJUSTMENT IN OPTION SHARES.

                (a) In the event any change is made to the Company's outstanding Common Stock by reason of any stock split, stock dividend, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to the total number of Option Shares subject to this option and the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

                (b) If this option is to be assumed or is otherwise to remain outstanding after a Corporate Transaction, then this option shall be appropriately adjusted to apply and pertain to the number and class of securities that would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

        8. PRIVILEGE OF STOCK OWNERSHIP. The holder of this option shall not have any of the rights of a shareholder with respect to the Option Shares until such individual shall have exercised the option and paid the Option Price.


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        9.      MANNER OF EXERCISING OPTION.

                (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or other person authorized to exercise this option must take the following actions:

                        (1) Execute and deliver to the Secretary of the Company the Purchase Agreement;

                        (2) Pay the aggregate Option Price for the purchased shares either by full payment in cash or check, or any other form approved by the Plan Administrator at the time of exercise in accordance with the provisions of Section 15.

                        (3) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                (b) Should the Company's outstanding common stock be registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), at the time the option is exercised, then the Option Price may also be paid as follows:

                        (1) in shares of the Common Stock held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

                        (2) through a special sale and remittance procedure pursuant to which the Optionee (i) is to provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds, an amount sufficient to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and state income and employment taxes required to be withheld by the Company by reason of such purchase and (ii) concurrently provides written directives to the Company to deliver the certificates for the purchased shares directly to such broker-dealer in order to effect the sale transaction.

                (c) Except to the extent the special sale and remittance procedure is utilized to exercise this option, or as otherwise permitted by the Plan Administrator pursuant to Section 15, payment of the Option Price must accompany the delivery of the Purchase Agreement. As soon after such payment as practical, the Company shall mail or deliver to Optionee (or to the other person or persons exercising this option) a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

                (d) In no event may this option be exercised for any fractional shares.

        10. RIGHTS OF FIRST REFUSAL/REPURCHASE RIGHTS. THE OPTIONEE HEREBY AGREES THAT ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF FIRST REFUSAL OF THE COMPANY AND ITS ASSIGNS IN CONNECTION WITH ANY PROPOSED TRANSFER OF ANY SUCH SHARES IN ACCORDANCE WITH


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THE TERMS AND CONDITIONS SPECIFIED IN THE 1998 STOCK OPTION/STOCK ISSUANCE PLAN
AND THE STOCK PURCHASE AGREEMENT.

                ADDITIONALLY, THE GRANT NOTICE MAY GRANT THE COMPANY THE RIGHT TO REPURCHASE ANY SHARES ACQUIRED UNDER THIS OPTION, WHICH RIGHT SHALL LAPSE OVER TIME BASED UPON THE OPTIONEE'S LENGTH OF SERVICE TO THE COMPANY.

        11.     COMPLIANCE WITH LAWS AND REGULATIONS.

                (a) The exercise of this option and the issuance of Option Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

                (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

        12. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in Sections 3 and 6 above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

        13.     LIABILITY OF COMPANY.

                (a) If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock that may be issued under the Plan without shareholder approval, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the applicable provisions of the Plan.

                (b) The inability of the Company to obtain approval from any regulatory body having authority the Company deems necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company shall use its best efforts to obtain all such approvals.

        14. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice, or at such other address as the Optionee shall have furnished the Company in writing at least ten (10) days in advance of its effective date. All notices shall be deemed to have been given or delivered upon personal delivery or


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forty-eight hours after deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

        15. LOANS. The Plan Administrator, in its discretion and without any obligation to do so, may assist the Optionee in the exercise of this option by authorizing the extension of a loan to the Optionee from the Company or permitting the Optionee to pay the option price for the purchased Common Stock in installments over a period of years. The terms of any such loan or installment method of payment (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Plan Administrator in its sole discretion.

        16. CONSTRUCTION. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

        17. GOVERNING LAW. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Washington without resort to its choice of law rules.

        18. SHAREHOLDER APPROVAL. The grant of this option is subject to approval of the Plan by the Company's shareholders within twelve (12) months after the adoption of the Plan by the Board. NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT TO THE CONTRARY, THIS OPTION MAY NOT BE EXERCISED IN WHOLE OR IN PART UNTIL SUCH SHAREHOLDER APPROVAL IS OBTAINED. In the event that such shareholder approval is not obtained, then this option shall terminate in its entirety and the Optionee shall have no rights to acquire any Option Shares hereunder.

        19. ADDITIONAL TERMS APPLICABLE TO AN INCENTIVE STOCK OPTION. In the event this option is designated an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:

                (a) This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Option Shares: (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or Permanent Disability or (ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of Permanent Disability.

                (b) In the event this option is designated as immediately exercisable in the Grant Notice, then except in the event of a Corporate Transaction, this option shall not become exercisable in the calendar year in which granted if (and to the extent) the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option would otherwise first become exercisable in such calendar year, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, would exceed one hundred thousand dollars ($100,000). To the extent the exercisability of this option is


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deferred by reason of the foregoing limitation, the deferred portion first will become exercisable in the first calendar year or years thereafter in which the one hundred thousand dollar ($100,000) limitation of this Section 19(b) would not be contravened.

                (c) In the event this option is designated as an installment option in the Grant Notice, no installment under this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate Fair Market Value (determined at the Grant
Date) of the Common Stock for which such installment first becomes exercisable hereunder, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, would exceed one hundred thousand dollars ($100,000).

                (d) Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate Fair Market Value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable in the calendar year in which the Corporate Transaction occurs does not, when added to the aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which this option or one or more other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any Parent or Subsidiary corporations) first become exercisable during the same calendar year, exceed one hundred thousand dollars ($100,000).

                (e) To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more Option Shares hereunder, and the Optionee must make appropriate arrangements for the satisfaction of all Federal, state or local income tax withholding requirements and Federal social security employee tax requirements applicable to such compensation income.

        20. ADDITIONAL TERMS APPLICABLE TO A NON-STATUTORY STOCK OPTION. In the event this option is designated a non-statutory stock option in the Grant Notice, Optionee hereby agrees to make appropriate arrangements with the Company for the satisfaction of all Federal, state or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.

        21. DEFINITIONS. The following definitions shall apply to the respective capitalized terms used herein:

                BOARD means the Board of Directors of InterNAP Network Services Corp.

                CODE means the Internal Revenue Code of 1986, as amended.

                COMMON STOCK means the Common Stock of InterNAP Network Services Corp.


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                COMPANY means InterNAP Network Services Corp., a Washington corporation.

                CORPORATE TRANSACTION means one or more of the following transactions: (i) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state of the Company's incorporation, (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company, or
(iii) any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger.

                EMPLOYEE means an individual who is in the employ of the Company or any Parent or Subsidiary corporation. An optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or any Parent or Subsidiary corporation, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

                EXERCISE DATE shall be date on which the executed Purchase Agreement for one or more Option Shares is delivered to the Company in accordance with Section 9 of this Agreement.

                EXPIRATION DATE means the date specified in the Grant Notice as the date on which the option shall terminate (unless sooner terminated under the Plan or pursuant hereto).

                FAIR MARKET VALUE of a share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                (a) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

                (b) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and the lowest asked prices (or if such information is available the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ National Market System or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

                (c) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Plan Administrator otherwise determines that the valuation provisions of subsections (a) and (b) above will not result in a true and accurate valuation of the Common Stock, then the Fair Market Value shall be


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determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate under the circumstances.

                GRANT DATE means the date specified in the Grant Notice as the date on which the option was granted to the Optionee under the Plan.

                GRANT NOTICE means the Notice of Grant of Stock Option which accompanies this Agreement.

                INCENTIVE STOCK OPTION means an incentive stock option which satisfies the requirements of Section 422 of the Code.

                NON-STATUTORY STOCK OPTION means an option not intended to meet the statutory requirements prescribed for an Incentive Stock Option.

                OPTION SHARES means the total number of shares of Common Stock indicated in the Grant Notice as purchasable under this option.

                OPTIONEE means the individual identified in the Grant Notice as the person to whom this option has been granted under the Plan.

                OPTION PRICE means the price indicated in the Grant Notice as the exercise price per share to be paid by the Optionee for the exercise of this option.

                PARENT corporation means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each such corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                PERMANENTLY DISABLED or Permanent Disability means the inability of an individual to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months.

                PLAN means the 1998 Stock Option/Stock Issuance Plan of the Company, in the form of Exhibit A to the Grant Notice.

                PLAN ADMINISTRATOR means either the Board or a committee of two or more Board members, to the extent such committee may at the time be responsible for plan administration.

                PURCHASE AGREEMENT means the stock purchase agreement, in substantially the form of Exhibit C to the Grant Notice, which is to be executed in connection with the exercise of this option for one or more Option Shares.

                SERVICE means the performance of services for the Company or any Parent or Subsidiary corporation by an individual in the capacity of an Employee, a non-employee member


                                       9.
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of the board of directors or an independent consultant or advisor. Accordingly, the Optionee shall be deemed to remain in Service for so long as such individual renders services to the Company or any Parent or Subsidiary corporation on a periodic basis in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor.

                SUBSIDIARY corporation means each corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                      10.